Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF

EVERCHARM INVESTMENT LIMITED AND SUBSIDIARIES

MARCH 31, 2010 AND 2009

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The following unaudited pro forma balance sheet has been derived from the unaudited consolidated balance sheet of Evercharm Holdings Limited (“Evercharm”) at March 31, 2010, and adjusts such information to give the effect of the acquisition of Evercharm by Healthplace Corporation (“Healthplace”)., as if the acquisition had occurred at March 31, 2010. The following pro forma EPS statement has been derived from the unaudited consolidated statements of income of Evercharm and adjusts such information to give the effect for the acquisition of Evercharm by Healthplace for the periods ended March 31, 2010 and 2009, respectively. The unaudited pro forma consolidated balance sheet and EPS statement is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated on those historical dates.

Unaudited Pro Forma Combined Earnings per Share

	Three Months Ended March 31,
	2010	2009

Net income attributable to stockholders	4,309,311	2,710,291

Net income per Share
Basic and diluted	0.14	0.09
Weighted average shares outstanding
Basic and diluted	30,000,000	30,000,000

Unaudited Pro Forma Combined Balance Sheets

	Evercharm
	Holding	Healthplace
	Limited	Corporation
	March 31, 2010	March 31, 2010	Adjustments
	(A)	(B)	(C)	(D)	Pro Forma
ASSETS
Current assets
Cash and cash equivalents	13,663,261	4,626			13,667,887
Restricted cash	5,501,250				5,501,250
Accounts and notes receivable, net	22,389,667				22,389,667
Inventories	13,254,040				13,254,040
Prepayments and other receivables	904,989	350			905,339
Total current assets	55,713,207	4,976	-	-	55,718,183

Non-current assets
Property, plant and equipment, net	18,439,841				18,439,841
Customers relationship, net	935,346				935,346
Deferred tax assets	423,403				423,403
	75,511,797	4,976	-	-	75,516,773

LIABILITIES AND EQUITY
Current liabilities
Short-term loans	11,442,600				11,442,600
Accounts and notes payable	20,084,782				20,084,782
Amounts due to related party	775,021				775,021
Accrued expenses and other payables	1,231,586	3,675			1,235,261
Tax payable	3,076,256				3,076,256
Total current liabilities	36,610,245	3,675	-	-	36,613,920

Non-current liabilities
Deferred tax liability	233,837				233,837
	36,844,082	3,675	-	-	36,847,757

Equity
Stockholders’ equity
Prefer stock (US$0.001 par value 100,000,000 shares authorized, nil shares issued and outstanding)	-				-
Common stock (US$0.001 par value, 100,000,000 shares authorized, 30,000,000 shares issued and outstanding)	6,435,000	3,038	(6,435,000)	26,962	30,000
Additional paid-in capital	2,640,106	58,862	6,435,000	(26,962)	9,046,407
				(60,599)
Appropriated retained earnings	5,560,724				5,560,724
Unappropriated retained earnings	17,040,776	(60,599)		60,599	17,040,776
Accumulated other comprehensive income	2,995,099				2,995,099
Total stockholders' equity	34,671,705	1,301	-	-	34,673,006

Noncontrolling interest	3,996,010				3,996,010
Total equity	38,667,715	1,301	-	-	38,669,016
	75,511,797	4,976	-	-	75,516,773

Notes to Unaudited Pro Forma Combined Financial Information:

On April 8, 2010, Healthplace entered into a share exchange agreement, with Evercharm and Shengda (Group) Holdings Limited (“Shengda Holdings”), the sole shareholder of Evercharm. Pursuant to the share exchange agreement, on April 8, 2010, Healthplace acquired 100% of the issued and outstanding capital stock of Evercharm in exchange for 26,962,000 newly issued shares and 638,000 existing shares of Healthplace’s common stock, par value $0.001 per share, which constituted of 92% representing 27,600,000 of its issued and outstanding common stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the share exchange agreement.

Assumptions and Adjustments:

(A) Historical unaudited consolidated balance sheet as of March 31, 2010 of Evercharm.

(B) Value of assets and liabilities of Healthplace as of March 31, 2010 acquired and assumed in transaction.

(C)&(D) On April 8, 2010, the Evercharm's shareholder delivered to Healthplace its Evercharm common stock free and clear of all liens, in exchange for 26,962,000 newly issued shares and 638,000 existing shares of Healthplace’s common stock.